Exhibit d(iv)

Schedule A

to the Amended and Restated Investment Advisory Agreement for the Baillie Gifford Funds

This Schedule A is amended and restated effective as of September 19, 2017

Funds, Original Effective Date and Compensation to the Adviser

The fee payable by the Trust on behalf of each Fund shall be computed at the annual rate equal to the percentage of that Fund’s average daily net assets noted below:

Fund	Original Effective Date	Assets (in millions)	Annual Fee Rate	Effective Date of Fee Rate

The International Equity Fund	July 25, 2000	$0 - $2,000	0.35%	May 1, 2017
		>$2,000 - $5,000	0.31%
		>$5,000	0.29%

The International Choice Fund	July 20, 2012	$0 - $2,000	0.35%	May 1, 2017
		>$2,000 - $5,000	0.31%
		>$5,000	0.29%

The EAFE Fund	July 25, 2000	$0 - $2,000	0.35%	May 1, 2017
		>$2,000 - $5,000	0.31%
		>$5,000	0.29%

The EAFE Choice Fund	April 1, 2009	$0 - $2,000	0.35%	May 1, 2017
		>$2,000 - $5,000	0.31%
		>$5,000	0.29%

The EAFE Pure Fund	June 24, 2013	$0 - $2,000	0.35%	May 1, 2017
		>$2,000 - $5,000	0.31%
		>$5,000	0.29%

The Emerging Markets Fund	July 25, 2000	$0 - $2,000	0.55%	May 1, 2017
		>$2,000 - $5,000	0.51%
		>$5,000	0.49%

The Asia Ex Japan Fund	September 23, 2015	$0 - $2,000	0.55%	May 1, 2017
		>$2,000 - $5,000	0.51%
		>$5,000	0.49%

The Global Alpha Equity Fund	December 1, 2008	$0 - $2,000	0.40%	May 1, 2017
		>$2,000 - $5,000	0.36%
		>$5,000	0.34%

The Long Term Global Growth Equity Fund	April 25, 2014	$0 - $2,000	0.45%	May 1, 2017
		>$2,000 - $5,000	0.41%
		>$5,000	0.39%

The U.S. Equity Growth Fund	December 1, 2008	$0 - $2,000	0.33%	May 1, 2017
		>$2,000 - $5,000	0.29%
		>$5,000	0.27%

The International Concentrated Growth Fund	September 19, 2017	$0 - $2,000	0.40%	September 19, 2017
		>$2,000 - $5,000	0.36%
		>$5,000	0.34%

The Global Select Equity Fund	September 19, 2017	$0 - $2,000	0.33%	September 19, 2017
		>$2,000 - $5,000	0.29%
		>$5,000	0.27%

The Positive Change Equity Fund	September 19, 2017	$0 - $2,000	0.33%	September 19, 2017
		>$2,000 - $5,000	0.29%
		>$5,000	0.27%

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BAILLIE GIFFORD FUNDS, on behalf of
each of its series as set forth above

By:	/s/ David Salter

Name:	David Salter

Title:	President

BAILLIE GIFFORD OVERSEAS LIMITED

By	/s/ Dickson Jackson

Name:	Dickson Jackson

Title:	Director

[Signature Page to Amended and Restated Schedule A]